Exhibit 10.33

WMIH CORP.

RESTRICTED STOCK GRANT NOTICE

WMIH Corp., a Delaware corporation (the “Company”), hereby grants to Participant (as defined below) restricted stock of the Company (the “Restricted Stock”).  The Restricted Stock is subject to all the terms and conditions set forth in this Restricted Stock Grant Notice (this “Grant Notice”), the Restricted Stock Agreement, and the Company’s 2012 Long-Term Incentive Plan, as amended (the “Plan”).  The Restricted Stock Agreement and the Plan are attached to and incorporated into this Grant Notice in their entirety.  Capitalized terms not defined herein will have the meaning given in the Plan.

Participant:	(“Participant”)
Grant Date:	(“Grant Date”)
Number of Shares of Common Stock:	(“Grant Shares”)
Fair Market Value Per Share at Grant Date:	$
Repurchase Price Per Share:	$0.0001 per share
Vesting Schedule:
As of March 19, 20__	1/3 of Grant Shares*
As of March 19, 20__	2/3 of Grant Shares*
As of March 19, 20__	100% of Grant Shares*

*Rounded to the nearest whole share, and subject to Participant’s continued service as a director of the Company through the vesting date.

Accelerated Vesting Provision:  In the event of a Change in Control (as defined in the Plan), all unvested Grant Shares then held by the Participant will become fully vested immediately prior to the Change in Control.

Additional Terms/Acknowledgement: By accepting this Restricted Stock, the undersigned Participant acknowledges receipt of, and understands and agrees to the terms of this Grant Notice, the Restricted Stock Agreement, and the Plan.  Participant further acknowledges that this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Restricted Stock and supersede all prior oral and written agreements on the subject.

WMIH Corp.Participant

By:

Name:  Charles E. SmithName:

Title: Executive Vice PresidentAddress:

Attachments:

1.  Restricted Stock Agreement

2.  Long Term Incentive Plan

WMIH CORP.

Long-Term Incentive Plan

RESTRICTED STOCK AGREEMENT

Pursuant to Participant’s Restricted Stock Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (this “Agreement”), the Company hereby grants Participant a restricted stock award under the Plan.  The Restricted Stock shall be subject to the terms of the Plan.  Capitalized terms not otherwise defined herein are defined in the Grant Notice and/or the Plan.

1.AWARD OF RESTRICTED STOCK GRANT

The Company hereby awards to the Participant and the Participant accepts a restricted stock grant of the number of shares of the Company’s Common Stock specified in the Grant Notice as the Grant Shares (the “Award”).  This Award is being made without the payment of any consideration other than the Participant’s services to the Company.  The Award is being made pursuant to the Plan and is subject to and conditioned upon the terms and conditions of the Plan and the terms and conditions set forth in the Grant Notice and this Agreement.  Any inconsistency between the Grant Notice and this Agreement and the terms and conditions of the Plan will be resolved in accordance with the Plan.

Promptly following the Participant’s execution of the Grant Notice, the Company will issue the Grant Shares.  Participant will be entitled to voting and dividend rights with respect to the Grant Shares, even though some of the Grant Shares are not vested, provided that to the extent any such Grant Shares are forfeited to the Company, such rights will terminate immediately with respect to the Grant Shares that are forfeited.

2.REPRESENTATIONS OF THE PARTICIPANT

2.1No Representations by or on Behalf of the Company.  The Participant is not relying on any representation, warranty, or statement made by the Company or any agent, employee or officer, director, shareholder, or other controlling person of the Company regarding the Grant Shares or this Award.

2.2Tax Election.  The Company has advised the Participant to seek the Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from the Participant’s receipt of the Grant Shares pursuant to the award.  Participant represents that Participant has reviewed the “Tax Treatment of Your Restricted Stock Grant” attached as Exhibit A and will rely on the advice of Participant’s own tax advisors with respect to the tax aspects of a grant of Grant Shares under this Agreement.  Participant represents that Participant is not relying on any representations made by the Company or any of its agents with respect to such matters, including but not limited to Exhibit A.  The Participant understands that the Company will report to appropriate taxing authorities the payment to the Participant of compensation income either (i) upon the vesting of Grant Shares or (ii) if the Participant makes a timely Section 83(b) election, as of the Grant Date.  The Participant understands that he or she is solely responsible for the payment of all federal and state taxes resulting from this Award.  CURRENTLY AN ELECTION UNDER 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE GRANT DATE.  THIS TIME PERIOD CANNOT BE EXTENDED.  PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF PARTICIPANT REQUESTS COMPANY OR ITS AGENT TO FILE SUCH ELECTION ON PARTICIPANT’S BEHALF.

2.3Tax Withholding.  As a condition to the receipt of Grant Shares, Participant must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such receipt.  The Company has the right to retain without notice sufficient Grant Shares to satisfy the withholding obligation.

2.4	Securities Law Compliance.

(a)Securities Compliance.  Participant agrees that Participant is acquiring the Grant Shares for Participant’s own account for investment, and not with a view to, or for resale in connection with, any distribution thereof, and Participant agrees, upon request, to further document its investment intent, access to information concerning the Company, ability to bear the economic risk of the Grant Shares, and acknowledges restrictions on transfer of the Shares.  Participant understands that the Company does not have an effective registration statement with respect to the Grant Shares under the Securities Act and has no intent to or obligation to do so.

(b)Indemnification by Participant.  To the extent permitted by law, Participant will indemnify the Company, each of its directors, officers, agents and any person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including but not limited to reasonable attorneys’ fees and expenses) with respect to the breach of any representations and warranties Participant makes in this Agreement in connection with the issuance of the Grant Shares.

3.GENERAL RESTRICTIONS OF TRANSFERS OF GRANT SHARES

3.1Legends.  Certificates representing the Grant Shares will bear the following legends, or other appropriate legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE OR FOREIGN SECURITIES LAWS.  NO OFFER FOR SALE, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE MAY BE MADE UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS, OR SUBJECT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.  APPROVAL FROM

3 – RESTRICTED STOCK AGREEMENT

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS MUST BE RECEIVED PRIOR TO TRANSFER.

3.2Restriction on Transfer of Shares.  The Participant agrees for himself or herself, his or her executors, administrators and other successors in interest that:  (a) none of the Grant Shares that have not vested pursuant to the Vesting Schedule (the “Unvested Shares”), nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration prior to their vesting in accordance with the Vesting Schedule; and (b) none of the Grant Shares that have vested pursuant to the Vesting Schedule (the “Vested Shares”), nor any interest therein, may be voluntarily or involuntarily sold, transferred, assigned, donated, pledged, hypothecated or otherwise disposed of, gratuitously or for consideration without the prior consent of the Board or the Compensation Committee of the Board.

In addition to the foregoing restrictions, the shares are subject to the resale restrictions under Rule 144 of the Securities Act of 1933, as amended.

3.3Stock Distributions.  If the Company makes any distribution of stock with respect to the Grant Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and the Participant receives any additional shares of stock in the Company (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Grant Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

3.4Stock Ownership Guidelines.  The Participant must at all times during Participant’s service as a director of the Company hold a number shares of the Company’s stock at least equal to 50% of the aggregate number of shares of the Company awarded to Participant as director compensation and that have vested.  To monitor the guidelines, approval of the Compensation Committee of the Board must be received prior to transfer of any Grant Shares.

3.5Invalid Transfers.  Any disposition of the Grant Shares other than in strict compliance with the provisions of this Agreement shall be void.  The Company shall not be required (i) to transfer on its books any Grant Shares which have been sold or transferred in violation of the provisions of this Section 3 or (ii) to treat as the owner of the Grant Shares, or otherwise to accord voting, dividend or any other rights to, any person or entity to whom Participant transferred or attempted to transfer the Grant Shares in contravention of this Agreement.

4.	REPURCHASE OF UNVESTED SHARES

4.1Forfeiture Repurchase.  In the event Participant discontinues service as a director of the Company (“Termination of Service”), the Company will automatically repurchase the Unvested Shares from the Participant to the extent that they were unvested on the date of such Termination of Service (“Repurchase Event”) and Participant agrees to cooperate with the Company to cause such shares to be repurchased.

4 – RESTRICTED STOCK AGREEMENT

4.2Purchase Price and Payment.  The Repurchase Price of the Unvested Shares under this Section 4 is as specified in the Grant Notice and shall be paid by the Company by check upon demand by Participant following the Repurchase Event.

4.3Closing of the Repurchase.  The repurchase of the Unvested Shares will be recorded on the transfer books of the Company immediately following the Repurchase Event and Participant may demand and receive payment pursuant to Section 4.2 for the Unvested Shares at any time thereafter.  Failure to timely remit the Repurchase Price to the Participant shall not invalidate the Company’s repurchase right as set forth in Section 4.1. Participant agrees to execute any documentation necessary to fully effectuate the transfer of the forfeited Unvested Shares to the Company following the Repurchase Event.

4.4Safekeeping of Unvested Shares.  All Unvested Shares and stock dividends thereon will be held in escrow by the Company.  In the event Unvested Shares are forfeited, the dividends and distributions on such Unvested Shares will likewise be forfeited to the Company.  The Company will deliver Vested Shares to the Participant within a reasonable period of time after such Grant Shares become vested.

4.5Assignment of Rights by the Company.  The Company may, in its sole discretion, assign its repurchase obligation with respect to any Unvested Shares to any one or more persons without notice to, or the prior consent of, the Participant.

5.MISCELLANEOUS PROVISIONS

5.1Notices.  All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if delivered personally or by courier service, or if mailed by certified mail, return receipt requested, prepaid and addressed to the Company executive offices to the attention of the Company’s Secretary, or if to the Participant, to the address maintained by the personnel department, or such other address as such party shall have furnished to the other party in writing.

5.2Amendment and Modification.  This Agreement may be amended, modified, and supplemented only by written agreement of all of the parties hereto.

5.3Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Participant without the prior written consent of the Company.

5.4Effect on Employment.  Nothing contained in this Agreement will be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any affiliated company or limit in any way the right of the Company or any affiliated company to terminate a Participant’s employment or other relationship at any time, with or without cause.

5 – RESTRICTED STOCK AGREEMENT

5.5Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to the construction and enforcement of contracts wholly executed in Delaware by residents of Delaware and wholly performed in Delaware.  Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in the State of Delaware and all parties hereto hereby submit to the in personal jurisdiction of such court for purposes of any such action or procedure.

5.6Attorney Fees.  If any suit, action, or proceeding is instituted in connection with any controversy arising out of this Agreement or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court or arbitrator may adjudge reasonable as attorney fees, including fees on any appeal.

5.7Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

5.8Entire Agreement.  This Agreement and the Plan embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior written or oral communications or agreements all of which are merged herein.  There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

5.9No Waiver.  No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

5.10Severability of Provisions.  In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

6 – RESTRICTED STOCK AGREEMENT

Exhibit A

TAX TREATMENT OF YOUR RESTRICTED STOCK GRANT

The Grant Shares, if any, will be granted on the Grant Date. Restricted stock awards granted pursuant to the LTIP Plan are taxed in accordance with the rules of section 83 of the Internal Revenue Code.  Each employee who receives a restricted stock award is urged to discuss the income tax consequences of the award with his or her income tax advisor.  A very general explanation of the applicable rules follows.

The general tax rule is that you will recognize ordinary income equal to the fair market value of the shares of Restricted Stock when the restrictions lapse (i.e., when such shares become vested). However, you may accelerate your recognition of ordinary income to the tax year in which your Grant Date occurs (in this case 2017) by filing an election under section 83(b) of the Internal Revenue Code.  The section 83(b) election must be filed with the Internal Revenue Service no later than 30 days after the Grant Date.  If you timely file the section 83(b) election, you will recognize as ordinary income the fair market value of the stock on the Grant Date.  You will not recognize any further ordinary income when the restrictions on the award subsequently lapse.

When you sell your stock, the tax treatment will depend on whether you have timely made an election under section 83(b) of the Internal Revenue Code.  Under current Federal tax law, if you have made such a timely election and you sell your stock more than 12 months from the Grant Date, any gain from the sale will be a long term capital gain.  Any gain from a sale on or before this 12-month period will be a short-term capital gain.  If you do not make a timely section 83(b) election, the holding period for long-term capital gain treatment on the sale of your stock begins on the date the restrictions on your restricted stock lapse.

Unless you make the section 83(b) election, dividends on the restricted stock will be taxed as ordinary income until such time as the restrictions lapse.  If you make the section 83(b) election the dividends are taxable as dividends.

The Company is required by law to withhold Federal, state or local taxes on any ordinary income attributable to your Restricted Stock award.  If you make a section 83(b) election, these taxes will be due and payable for the year in which the Grant Date occurs.  If you do not make a section 83(b) election, these taxes will be due and payable for the year in which the restrictions on your restricted stock award lapse.  Upon determination by the Company of the year in which taxes are due and the amount of taxes required to be withheld, you are liable to the Company for the amount of taxes that must be withheld.  You may satisfy this obligation by: (i) paying the Company in cash or by certified or cashier's check, (ii) authorizing the Company to withhold monies owing from the Company to you or (iii) authorizing the Company to withhold from the shares granted in your Restricted Stock Award.

We must emphasize that if you want to make the section 83(b) election, which may be to your advantage if the stock rises in value, you must do so by filing a form with the Internal Revenue Service Center with which you file your federal income tax return no later than 30 days after the Grant Date.  Even though you timely make the section 83(b) election, you may not sell the

1 – EXHIBIT A:  TAX TREATMENT OF YOUR RESTRICTED STOCK GRANT

Restricted Stock until the restrictions imposed on such stock lapse (i.e., the stock vests), and as otherwise provided in the Restricted Stock Grant Agreement.  In addition, one copy of the election must be submitted with your income tax return for the taxable year for which the property is transferred and a copy of the election must be filed with the Company.

If you make a section 83(b) election, the election may not be revoked. In addition, if you file such an election and the stock is subsequently forfeited, you will not be entitled to a corresponding income tax deduction for the amount of income taxes that you paid as a result of making the section 83(b) election.  You also will not be able to file for a refund of the income taxes.

We urge you to talk with your individual tax advisor concerning the tax consequences of your Restricted Stock award.  The Company and its employees do not make any tax representations or recommendations.  This general explanation is being provided simply to assist you in understanding the concepts before you meet with your individual advisor and shall not constitute any legal or tax advice.

2 – EXHIBIT A:  TAX TREATMENT OF YOUR RESTRICTED STOCK GRANT